                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 1998, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-63771) and under the Investment Company Act of 1940 (File No. 811-08973) and related Prospectus of MuniHoldings California Insured Fund III, Inc. for the registration of shares of its Auction Market Preferred Stock.



                                   ERNST & YOUNG LLP



Princeton, New Jersey
September 28, 1998